UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2025
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock,	Texas	78682
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 12, 2025, Dell Technologies Inc. (the “Company”) filed a Current Report on Form 8-K that reported that Richard Troy Sharp, who previously served as the Company’s Vice President, Corporate Accounting and Reporting, was appointed as the Company’s Senior Vice President, Corporate Finance and Chief Accounting Officer, effective as of August 8, 2025.

In connection with this appointment, the Company’s Compensation Committee approved the grant to Mr. Sharp, effective as of October 15, 2025 (the “Grant Date”), of an equity award in the form of 1,796 time-based restricted stock units (“RSUs”) that settle in the Company’s Class C common stock. The RSUs will be issued under the Company’s 2023 Stock Incentive Plan and are specified to vest in three equal annual installments, beginning on the first anniversary of the Grant Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2025	Dell Technologies Inc.
	By:	/s/ Christopher A. Garcia
Christopher A. Garcia Senior Vice President and Assistant Secretary
(Duly Authorized Officer)
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